Exhibit 23.1.1

Kantor, Geisler & Oppenheimer, PA

Certified Public Accountants and Associates

7705 Davie Road Extension

Hollywood, Florida  33024

(954) 432-3100   (305) 620-0616   (954) 436-6898 Fax

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Re:	IWT Tesoro Corporation
Form S-1

Ladies and Gentlemen:

We hereby consent to the inclusion of our report as the independent registered public accounting firm dated August 30, 2005, accompanying the audited consolidated financial statements of IWT Tesoro Corporation as of December 31, 2003, issued in connection with IWT Tesoro Corporation’s filing of its registration statement, being filed under the Securities Act of 1933, under cover of Form S-1.  We also consent to the use of our name under the heading "Experts” in the registration statement.

Very truly yours,

KANTOR, GEISLER & OPPENHEIMER, PA,

Successor to Kantor, Sewell & Oppenheimer, P.A.

Hollywood, Florida

September 29, 2006

Member of the American Institute of Certified Public Accountants

Member of the Center for Public Company Audit Firms

Member of the Florida Institute of Certified Public Accountants